Exhibit 99.1

Investor Contact:	Press Contact:
Frank Gordon	Brian Beades
212.810.5858	212.810.5596

BlackRock Kelso Capital Corporation Announces
Quarter and Year Ended December 31, 2007 Financial Results

New York, March 10, 2008 - BlackRock Kelso Capital Corporation (NASDAQ:BKCC) (“BlackRock Kelso” or the “Company”) today announced financial results for the quarter and year ended December 31, 2007.

HIGHLIGHTS:

Investment Portfolio:  $1.1 billion
Net Assets:  $728 million
Net Asset Value per share:  $13.78

Portfolio Activity for the Quarter Ended December 31, 2007:
Cost of investments during period:  $76.2 million
Sales, repayments and other exits during period:  $36.5 million
Number of new portfolio companies invested:  2
Number of portfolio company exits:  1
Number of portfolio companies at end of period:  60

Portfolio Activity for the Year Ended December 31, 2007:
Cost of investments during period:  $711.3 million
Sales, repayments and other exits during period:  $310.4 million
Number of new portfolio companies invested:  26
Number of portfolio company exits:  15
Number of portfolio companies at end of period:  60

Operating Results for the Quarter Ended December 31, 2007 (in thousands, except per share amounts):
Net investment income:  $22,118
Net investment income per share:  $0.43
Net realized and unrealized losses:  ($38,016)
Net realized and unrealized losses per share:  ($0.73)
Net decrease in net assets from operations:  ($15,898)
Net decrease in net assets from operations per share:  ($0.31)

Operating Results for the Year Ended December 31, 2007 (in thousands, except per share amounts):
Net investment income:  $75,846
Net investment income per share:  $1.66
Net realized and unrealized losses:  ($59,626)
Net realized and unrealized losses per share:  ($1.31)
Net increase in net assets from operations:  $16,219
Net increase in net assets from operations per share:  $0.35

Portfolio and Investment Activity

During the year ended December 31, 2007, we invested $711.3 million across 26 new and 12 existing portfolio companies.  This compares to investing $745.7 million across 35 new and 5 existing portfolio companies for the year ended December 31, 2006.  Additionally, we received proceeds from sales and repayments of principal of approximately $310.4 and $138.4 million, respectively, for the years ended December 31, 2007 and December 31, 2006.

At December 31, 2007, our net portfolio consisted of 60 portfolio companies and was invested 64% in senior secured loans, 26% in unsecured or subordinated debt securities, 5% in equity investments, 4% in senior secured notes and less than 1% in cash, cash equivalents and foreign currency. This compares to 76% in senior secured loans, 17% in unsecured or subordinated debt securities, 4% in senior secured notes, 2% in equity investments and less than 1% in cash, cash equivalents and foreign currency at December 31, 2006.  Our average portfolio company investment by value was approximately $18 million at December 31, 2007 versus $15 million at December 31, 2006.

Our weighted average yield on invested capital was 12.4% at December 31, 2007 and 12.5% at December 31, 2006, respectively.  The weighted average yields on our senior secured loans and other debt securities were 12.0% and 13.1%, respectively, at December 31, 2007, versus 12.5% and 13.2%, respectively, at December 31, 2006.  Yields on invested capital exclude common equity investments, preferred equity investments with no stated dividend rate, short-term investments, cash and cash equivalents.

During the three months ended December 31, 2007, we invested $76.2 million across two new and three existing portfolio companies.  This compares to investing $293.9 million across ten new and two existing portfolio companies for the three months ended December 31, 2006.  Sales and repayments of principal totaled $36.5 million during the three months ended December 31, 2007 versus $69.7 million during the three months ended December 31, 2006.  Overall portfolio credit quality remains strong, with approximately $6.2 million par amount of loans on non-accrual status at December 31, 2007.

On December 28, 2007, we raised an additional $145.0 million under our amended and restated $600 million senior secured, multi-currency credit facility through the issuance of term loans to new and existing lenders.  The net proceeds were used to reduce the outstanding borrowings under the revolving portion of the credit facility.

On July 2, 2007, we closed on our initial public offering, through which we sold 10,000,000 newly issued shares and raised $150.1 million, net of underwriting commissions and expenses.  We applied the net proceeds of this offering to reduce borrowings outstanding under our credit facility.

Since our inception of operations in July 2005, we have invested in excess of $1.5 billion across more than 100 portfolio companies in transactions involving more than 60 financial sponsors.

Results of Operations

Results comparisons are for the quarters and years ended December 31, 2007 and December 31, 2006.

Investment Income

Investment income totaled $35.4 million and $17.9 million, respectively, for the quarters ended December 31, 2007 and December 31, 2006, and $127.8 million and $53.9 million, respectively, for the years ended December 31, 2007 and December 31, 2006.  The increase in investment income for the quarter and year ended December 31, 2007 reflects the growth of our portfolio and the transition of the portfolio from temporary to long-term investments, as the portfolio was not yet fully invested in the prior periods.  Origination, closing and/or commitment fees associated with investments in portfolio companies are accreted into interest income over the respective terms of the applicable loans.

Expenses

Net expenses for the quarters ended December 31, 2007 and December 31, 2006 were $13.2 million and $5.7 million, respectively.  Of these totals, for the quarters ended December 31, 2007 and December 31, 2006, $5.8 million and $0.3 million, respectively, were interest and other credit facility expenses.  In addition, $3.1 million of performance-based incentive fees were included in these totals for the quarter ended December 31, 2006.  There were no incentive fees for the quarter ended December 31, 2007.  Net expenses for the years ended December 31, 2007 and December 31, 2006 were $51.9 million and $14.0 million, respectively.  Of these totals, $9.4 million and $4.4 million, respectively, were performance-based incentive fees and $20.3 million and $0.3 million, respectively, were interest and other credit facility expenses.  Expenses net of performance-based incentive fees and interest and other credit facility expenses for the quarters ended December 31, 2007 and December 31, 2006 were $7.4 million and $3.0 million, respectively. Expenses net of performance-based incentive fees and interest and other credit facility expenses for the years ended December 31, 2007 and December 31, 2006 were $24.3 million and $13.6 million, respectively.  Net expenses for the quarters ended December 31, 2007 and December 31, 2006 were net of base management fee waivers of zero and $0.7 million, respectively, and $2.1 million and $4.3 million, respectively, for the years ended December 31, 2007 and December 31, 2006.  The base management fee waivers terminated upon the completion of our initial public offering in July 2007.  These net expenses consist of base management fees (net of waivers), administrative services expenses, professional fees, director fees, investment advisor expenses, insurance expenses, amortization of debt issuance costs and miscellaneous other expenses.  The increase in expenses was driven primarily by an increase in base management fees resulting from the growth of our portfolio, the incurrence of performance-based incentive fees and the incurrence of borrowing costs under our credit facility.  No incentive fees were earned during the quarter ended December 31, 2007 as a result of the increase in unrealized depreciation on investments.

Net Investment Income

Net investment income totaled $22.1 million and $12.2 million, or $0.43 per share and $0.32 per share, respectively, for the quarters ended December 31, 2007 and December 31, 2006.  For the years ended December 31, 2007 and December 31, 2006, net investment income totaled $75.8 million and $39.9 million, or $1.66 per share and $1.09 per share, respectively.

Net Realized Gains (Losses)

Total net realized gains (losses) for the quarters ended December 31, 2007 and December 31, 2006 were ($1.3) million and $0.5 million, respectively, and  ($0.6) million and $0.5 million, respectively, for the years ended December 31, 2007 and December 31, 2006.

Net Unrealized Appreciation (Depreciation)

For the quarters ended December 31, 2007 and December 31, 2006, the net change in unrealized appreciation (depreciation) on our investments, foreign currency translations and cash equivalents was ($36.8) million and ($0.9) million, respectively, and ($59.0) million and $1.2 million, respectively, for the years ended December 31, 2007 and December 31, 2006.  Net unrealized appreciation (depreciation) was ($57.6) million and $1.4 million, respectively, at December 31, 2007 and December 31, 2006.  The net change in unrealized depreciation was primarily a result of overall declines in market quotations for the quoted investments in our portfolio, as well as reductions in the valuation of our investments in Tygem Holdings, Inc.

Net Change in Net Assets from Operations

For the quarters ended December 31, 2007 and December 31, 2006, the net change in net assets from operations was ($15.9) million and $11.9 million, or ($0.31) per share and $0.31 per share, respectively.  For the years ended December 31, 2007 and December 31, 2006, the net increase in net assets from operations was $16.2 million and $41.6 million, or $0.35 per share and $1.13 per share, respectively.

Liquidity and Capital Resources

On July 2, 2007, we closed on our initial public offering, through which we sold 10,000,000 newly issued shares and raised $150.1 million, net of underwriting commissions and expenses.  Our liquidity and capital resources are also generated and available through a senior secured, multi-currency $600 million, four-year revolving credit facility maturing in December 2010 as well as from cash flows from our operations, which primarily consists of interest earned and fees received on senior secured loans and other debt securities.  On December 28, 2007, we raised $145.0 million under the credit facility through the issuance of term loans to new and existing lenders.  The net proceeds were used to reduce the outstanding borrowings under the revolving portion of the credit facility.  At December 31, 2007, we had $381.3 million in borrowings outstanding and $218.7 million available for use under our credit facility.  On April 14, 2008, $55 million of availability under the revolving portion of the credit facility expires.  In the future, we may raise additional equity or debt capital in the public or private markets or may securitize a portion of our investments.  The primary use of such funds is expected to be investments in portfolio companies, cash distributions to common stockholders and for other general corporate purposes.

Dividends

Dividends paid to stockholders for the quarters ended December 31, 2007 and December 31, 2006 totaled $22.4 million or $0.43 per share and $15.8 million or $0.42 per share, respectively.  For the years ended December 31, 2007 and December 31, 2006, dividends totaled $77.0 million or $1.69 per share and $42.4 million or $1.15 per share, respectively.  Tax characteristics of all dividends will be reported to stockholders on Form 1099 after the end of the calendar year.

We intend to distribute quarterly dividends to our stockholders. Our quarterly dividends, if any, will be determined by our Board of Directors.

We have elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code. To maintain our status as a regulated investment company, we must distribute annually to our stockholders at least 90% of our investment company taxable income and at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax.  We intend to make distributions to our stockholders on a quarterly basis of substantially all of our taxable net investment income.  We also intend to make distributions of net realized capital gains, if any, at least annually.

We maintain an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a dividend, stockholders’ cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash dividends.

We may not be able to achieve operating results that will allow us to make dividends and distributions at a specific level or to increase the amount of these dividends and distributions from time to time. In addition, we may be limited in our ability to make dividends and distributions due to the asset coverage test for borrowings when applicable to us as a business development company under the Investment Company Act of 1940 and due to provisions in our credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our status as a regulated investment company. We cannot assure stockholders that they will receive dividends and distributions at any particular level or at all.

With respect to the dividends paid to stockholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies in which our investment advisor on our behalf provides significant services to the portfolio company in connection with making the investment is treated as taxable income and accordingly, distributed to stockholders. For the quarters ended December 31, 2007 and December 31, 2006, these fees totaled $1.2 million and $1.9 million, respectively.  For the years ended December 31, 2007 and December 31, 2006, such fees totaled $6.5 million and $4.1 million, respectively.

Conference Call

BlackRock Kelso will host a web cast/teleconference call at 4:30 p.m. (Eastern Time) on Monday, March 10, 2008 to discuss its fourth quarter and full year 2007 financial results.  All interested parties are welcome to participate.  You can access the teleconference by dialing, from the United States, (800) 374-0176, or from outside the United States, (706) 679-3431, shortly before 4:30 p.m. and referencing the BlackRock Kelso Capital Corporation Conference Call (ID Number 38246468).  A live, listen-only web cast will also be available via the investor relations section of www.blackrockkelso.com.

Both the teleconference and web cast will be available for replay by 8:00 p.m. (Eastern Time) on Monday, March 10, 2008 and ending at midnight on Monday, March 17, 2008.  To access the replay of the teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter the Conference ID Number 38246468.  To access the web cast, please visit the investor relations section of www.blackrockkelso.com.

BlackRock Kelso Capital Corporation
Statements of Assets and Liabilities (Unaudited)

	December 31, 2007	December 31, 2006
Assets:
Investments at fair value:
Non-controlled/non-affiliated investments (amortized cost of $1,049,585,229 and $716,844,625)	$1,018,013,709	$718,730,964
Controlled investments (amortized cost of $38,881,854 and $35,437,060)	14,834,395	35,437,060
Affiliated investments (amortized cost of $66,907,657 and $0)	65,412,682	—

Total investments at fair value	1,098,260,786	754,168,024
Cash and cash equivalents	5,077,695	3,036,413
Foreign currency at fair value (cost of $10,291 and $119,714)	10,864	126,375
Interest receivable	14,260,266	7,759,464
Dividends receivable	1,796,615	43,270
Prepaid expenses and other assets	2,414,954	1,125,838

Total Assets	$1,121,821,180	$766,259,384

Liabilities:
Payable for investments purchased	$—	$16,260,000
Unrealized depreciation on forward foreign currency contracts	451,944	475,204
Credit facility payable	381,300,000	164,000,000
Interest payable on credit facility	1,508,277	152,793
Dividend distributions payable	3,310,606	15,803,510
Base management fees payable	5,606,213	2,157,082
Incentive management fees payable	—	4,443,298
Accrued administrative services expenses	361,118	366,354
Other accrued expenses and payables	1,091,153	801,221

Total Liabilities	393,629,311	204,459,462

Net Assets:
Common stock, par value $.001 per share, 100,000,000 and 40,000,000 common shares authorized, 52,825,109 and 37,627,405 issued and outstanding	52,825	37,627
Paid-in capital in excess of par	790,378,102	563,233,775
Distributions in excess of net investment income	(5,411,353)	(3,392,549)
Accumulated net realized gain	729,635	497,795
Net unrealized appreciation (depreciation)	(57,557,340)	1,423,274

Total Net Assets	728,191,869	561,799,922

Total Liabilities and Net Assets	$1,121,821,180	$766,259,384

Net Asset Value Per Share	$13.78	$14.93

BlackRock Kelso Capital Corporation
Statements of Operations (Unaudited)

	Three months ended December 31, 2007	Three months ended December 31, 2006*	Year ended December 31, 2007	Year ended December 31, 2006*
Investment Income:
Interest	$35,093,141	$17,866,921	$125,288,030	$53,309,078
Dividends	238,606	31,020	2,132,403	461,223
Other income	20,700	—	355,695	122,134

Total investment income	35,352,447	17,897,941	127,776,128	53,892,435

Expenses:
Base management fees	5,606,214	2,876,109	19,152,889	11,094,308
Incentive management fees	—	3,133,916	9,412,097	4,443,298
Administrative services	340,310	(115,179)	1,144,394	760,188
Professional fees	445,745	(44,864)	1,249,491	486,359
Director fees	147,525	64,526	399,385	286,113
Investment advisor expenses	267,941	(12,843)	876,429	469,287
Insurance	139,095	42,311	341,016	167,610
Interest and credit facility fees	5,801,678	261,114	20,272,906	261,114
Amortization of debt issuance costs	179,918	18,318	387,706	18,318
Other	282,382	186,096	726,914	327,872

Expenses before management fee waiver	13,210,808	6,409,504	53,963,227	18,314,467
Base management fee waiver	—	(719,027)	(2,056,906)	(4,314,255)

Net expenses	13,210,808	5,690,477	51,906,321	14,000,212

Net investment income before excise taxes	22,141,639	12,207,464	75,869,807	39,892,223
Excise tax expense	(24,035)	—	(24,035)	—

Net Investment Income	22,117,604	12,207,464	75,845,772	39,892,223

Realized and Unrealized Gain (Loss):
Net realized gain (loss) on:
Investments	93,984	549,513	1,623,116	777,548
Foreign currency	(1,344,917)	(7,072)	(2,268,909)	(298,151)

Net realized gain (loss)	(1,250,933)	542,441	(645,793)	479,397

Net change in unrealized appreciation (depreciation) on:
Investments and cash equivalents	(37,754,443)	(320,530)	(59,000,295)	1,646,103
Foreign currency translations	989,854	(577,698)	19,681	(463,067)

Net change in unrealized appreciation (depreciation)	(36,764,589)	(898,228)	(58,980,614)	1,183,036

Net realized and unrealized gain (loss)	(38,015,522)	(355,787)	(59,626,407)	1,662,433

Net Increase (Decrease) in Net Assets Resulting from Operations	$(15,897,918)	$11,851,677	$16,219,365	$41,554,656

Net Investment Income Per Share	$0.43	$0.32	$1.66	$1.09

Earnings Per Share	$(0.31)	$0.31	$0.35	$1.13

Basic and Diluted Weighted-Average Shares Outstanding	51,987,529	37,625,405	45,714,141	36,632,218

* Certain amounts have been reclassified to conform to the current period’s presentation.

About BlackRock Kelso Capital Corporation

BlackRock Kelso Capital Corporation is a business development company formed in early 2005 by its management team, BlackRock, Inc. and principals of Kelso & Company, to provide debt and equity capital to middle-market companies.

The Company's investment objective is to generate both current income and capital appreciation through debt and equity investments.  The Company invests primarily in middle-market companies in the form of senior and junior secured and unsecured debt securities and loans, each of which may include an equity component, and by making direct preferred, common and other equity investments in such companies.

Forward-Looking Statements

This press release, and other statements that BlackRock Kelso Capital may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock Kelso Capital’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. The information contained on our website is not a part of this press release.

BlackRock Kelso Capital cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock Kelso Capital assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock Kelso Capital's Securities and Exchange Commission (SEC) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets; (3) our relative and absolute investment performance; (4) the impact of increased competition; (5) the unfavorable resolution of legal proceedings that may occur; (6) the extent and timing of any share repurchases; (7) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock Kelso Capital or its service providers; (8) terrorist activities and international hostilities; and (9) the impact of changes  to tax legislation and, generally, the tax position of the Company.

BlackRock Kelso Capital’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s subsequent reports filed with the SEC identify additional factors that can affect forward-looking statements.

Available Information

BlackRock Kelso Capital’s filings with the SEC, press releases, earnings releases and other financial information are available on its website at www.blackrockkelso.com

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